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                                                                      EXHIBIT 99


                              CAUTIONARY STATEMENTS

Certain statements in this Form 10-K and in the documents incorporated by reference in this Form 10-K constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Brightpoint, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: i) uncertainties relating to customer plans and commitments; ii) lack of demand for our products and services in certain markets; iii) our ability to implement enterprise and warehouse management software systems without incurring significant additional costs or business interruptions; iv) loss of significant customers and difficulties collecting our accounts receivable; v) access to or the cost of increasing amounts of capital, trade credit or other financing; vi) dilution of the percentage ownership of existing shareholders due to significant outstanding convertible securities; vii) our significant outstanding indebtedness and payment obligations under certain lease and other contractual arrangements;
viii) the possible adverse effect on demand for our products resulting from consolidation of wireless network operator customers; ix) business conditions and growth in our markets, including currency, economic and political risks in markets in which we operate; x) availability and prices of wireless products;
xi) our ability to absorb, through revenue growth, the increasing operating costs that we have incurred and continue to incur in connection with our expansion activities and provision of integrated logistics services; xii) successful consummation and integration of businesses and product lines acquired; xiii) success of relationships with wireless equipment manufacturers, network operators and other participants in the wireless telecommunications and data industry; xiv) ability to meet intense industry competition; xv) the highly dynamic nature of the industry in which we participate; xvi) continued tendency of wireless equipment manufacturers and network operators to outsource aspects of their business; xvii) ability to manage and sustain future growth at our historical or industry rates; xviii) ability to respond to rapid technological changes in the wireless communications and data industry; xix) reliance on sophisticated information systems technologies; xx) ability to attract and retain qualified management and other personnel; xxi) potential performance issues with suppliers and customers; xxii) ability to protect our proprietary information; xxiii) uncertainties regarding the outcome of pending litigation and xxiv) risk of failure or material interruption of wireless systems and services. The words "believe," "expect," "anticipate," "intend," and "plan" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which speak only as of the date that such statement was made. We undertake no obligation to update any forward-looking statement.